Exhibit 10.5

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is executed as of July 10, 2014 (the “Effective Date”) by and between Genzyme Corp., a corporation having an address at 500 Kendall Street, Cambridge, MA 02142 (“Genzyme” or “Licensor”) and X4 Pharmaceuticals, LLC, a Massachusetts limited liability company having an address at 281 School Street, Belmont, MA 02478, United States (“X4”). Genzyme and X4 are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Genzyme controls certain intellectual property rights in the Territory (as defined herein) with respect to the Licensed Compounds (as defined herein) and Licensed Products (as defined herein); and

WHEREAS, Genzyme wishes to grant to X4, and X4 wishes to receive, an exclusive license under such intellectual property rights to Develop (as defined herein) and Commercialize (as defined herein) Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1    “Acceptance” shall mean [***].

1.2    “Accountant” has the meaning set forth in Section 6.12.

1.3    “Adverse Event” means (a) the development of an undesirable medical condition or the deterioration of a pre-existing medical condition in a patient or clinical investigation subject during or following exposure to or use of a Licensed Product, whether or not considered causally related to such Licensed Product, (b) the exacerbation in a patient or clinical investigation subject of any pre-existing condition occurring during or following exposure to or use of a Licensed Product, or (c) any other adverse experience or adverse drug experience (as described in the FDA’s Investigational New Drug safety reporting and NDA post-marketing reporting regulations, 21 C.F.R. §§312.32 and 314.80, respectively, and any applicable corresponding regulations outside the United States, in each case as may be amended from time to time), of a patient or clinical investigation subject occurring during or following exposure to or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

use of a Licensed Product. For purposes of this Agreement, “undesirable medical condition” includes symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose or sensitivity reactions.

1.4    “Agreement” has the meaning set forth in the preamble hereto.

1.5    “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, status as a general partner).

1.6    “Allo-HSCT Treatment” means allogeneic hematopoietic stem cell transplantation (i.e. where the donor is a different person than the recipient).

1.7    “Annual Net Sales” means Net Sales of all Licensed Products in the Territory (excluding Net Sales of each Licensed Product in any country in the Territory for which the Royalty Term for such Licensed Product and country has expired) in a particular Calendar Year.

1.8    “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities that may be in effect from time to time and applicable to a particular activity hereunder in the Territory.

1.9    “Auto-HSCT Treatments” means autologous hematopoietic stem cell transplantation, (i.e. where the donor and the recipient are one and a same person).

1.10    “Breaching Party” has the meaning set forth in Section 12.3.

1.11    “Business Day” means a day other than a Saturday or Sunday and any other day on which banking institutions in New York, New York, United States are not closed.

1.12    “Calendar Quarter” means, with respect to the first such Calendar Quarter, the period beginning on the Execution Date and ending on the last day of the calendar quarter within which the Execution Date falls and thereafter each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1.

1.13    “Calendar Year” means, with respect to the first such Calendar Year, the period beginning on the Execution Date and ending on December 31 of the calendar year within which the Execution Date falls and thereafter each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.14    “Change of Control” means the purchase (direct or indirect, either through merger or otherwise) by a Third Party of (i) fifty per cent (50%) or more of the existing Units in X4 or (ii) the whole or a substantial part of the business of X4 to which this Agreement relates. For clarity, the Parties agree that (a) any Licensed Product shall constitute a substantial part of the business of X4 for purposes of this definition and (b) an investment transaction by venture capital or other financial investors not engaged in the pharmaceutical or biotechnology business and not otherwise affiliated with a pharmaceutical or biotechnology company, the sole purpose of which is to raise capital for X4 shall not be deemed to be a Change of Control for purposes of this Agreement.

1.15    “Clinical Data” means all data, reports and results with respect to the Licensed Compound and the Licensed Products made, collected or otherwise generated under or in connection with the conduct of Clinical Studies.

1.16    “Clinical Studies” means human clinical trials for a Licensed Product and any other tests and studies for a Licensed Product in human subjects, in any case, conducted by or on behalf of X4 pursuant to this Agreement.

1.17    “Combination Product” means a single product that consists of or contains a Licensed Compound as an active ingredient together with one or more other therapeutically active ingredients and is sold either as a fixed dose or as separate doses in a single package.

1.18    “Commercialization” means, with respect to a Licensed Product, any and all activities (whether before or after Regulatory Approval) directed to the marketing, promotion and sale of such Licensed Product in the Field in the Territory, including pre-launch and post-launch marketing, promoting, marketing research, distributing, offering to commercially sell and commercially selling such Licensed Product, importing, exporting or transporting such Licensed Product for commercial sale, medical education activities with respect to such Licensed Product, conducting Clinical Studies that are not required to obtain or maintain Regulatory Approval for such Licensed Product for an indication, which may include epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, investigator sponsored studies and health economics studies and regulatory affairs (including interacting with Regulatory Authorities) with respect to the foregoing. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

1.19    “Commercially Reasonable Efforts” means [***].

1.20    “Complaining Party” has the meaning set forth in Section 12.3.

1.21    “Confidential Information” has the meaning set forth in Section 9.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.22    “Control” means, with respect to any Information, Regulatory Documentation, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1), to assign or grant a license, sublicense or other right to or under such Information, Regulatory Documentation, Patent, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. “Controlled” has a corresponding meaning.

1.23    “Controlling Party” has the meaning set forth in Section 7.4.1.

1.24    “CREATE Act” has the meaning set forth in Section 7.2.4.

1.25    “Cumulative Net Sales” means total Net Sales of a Licensed Product in the Territory since the First Commercial Sale of such Licensed Product in the Territory (excluding Net Sales of each Licensed Product in any country in the Territory for which the Royalty Term for any Licensed Product and country has expired). For purposes of clarity, Net Sales of any Sublicensee of X4 shall be included as part of Net Sales solely for purposes of determining Cumulative Net Sales.

1.26    “Current Good Manufacturing Practices” or “cGMP” means current good manufacturing practices and standards, as provided for (and as amended from time to time) in the Current Good Manufacturing Practice regulations promulgated by the FDA under the United States Food, Drug and Cosmetic Act (21 C.F.R. Part 210 et seq.) and in the European Community Directive 2003/94/EC (Principles and guidelines of good manufacturing practice for medicinal products), as well as applicable documents developed by the International Conference on Harmonization (ICH) harmonized Tripartite Guideline, Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients, Q7a.

1.27    “Development” means, with respect to a Licensed Product, all activities related to research, preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, the conduct of Manufacture Process Development, the conduct of Clinical Studies, including Manufacturing in support thereof (but excluding any commercial Manufacturing), the conduct of statistical analysis and report writing, the preparation and submission of Drug Approval Applications for such Licensed Product, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such Licensed Product. When used as a verb, “Develop” means to engage in Development.

1.28    “Development Plan” means the plan for the Development of the Licensed Products as described in Section 3.1.1, as updated from time to time pursuant to Section 3.1.1.

1.29    “Disclosing Party” has the meaning set forth in Section 9.1.

1.30    “Dollars” or “$” means United States Dollars.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.31    “Drug Approval Application” means a New Drug Application (an “NDA”) as defined in the FFDCA and the regulations promulgated thereunder (including all additions, supplements, extensions and modifications thereto), or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (an “MAA”) filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure (including all additions, supplements, extensions and modifications thereto).

1.32    “Effective Date” has the meaning set forth in the preamble hereto.

1.33    “EMA” means the European Medicines Agency and any successor agency thereto.

1.34    “European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Czech Republic, Croatia, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization.

1.35    “Executive Officers” means the Chief Executive Officer of X4 and the Head of Strategy & Business Development of Genzyme (or his/her designee).

1.36    “Exploit” means, with respect to a Licensed Product, to make, have made, import, have imported, use, sell or offer for sale, research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, have exported, transport, distribute, have distributed, promote, have promoted, market or have sold or otherwise dispose of such Licensed Product and “Exploitation” means the act of Exploiting a Licensed Product.

1.37    “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.38    “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time.

1.39    “Field” means all therapeutic, prophylactic and diagnostic uses in humans for all indications, excluding (a) the Mozobil Indications, and (b) any use for Auto-HSCT Treatments and Allo-HSCT Treatments.

1.40    “Financial Commitment” means a private placement of capital or debt ownership interests or securities of X4 (including rights or options to acquire ownership interests) which results in aggregate proceeds to X4 of at least [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.41    “First Commercial Sale” means, with respect to a Licensed Product in a country in the Territory, the first sale to a Third Party for monetary value for use or consumption by the general public of such Licensed Product in such country after the applicable Regulatory Authority has approved the Drug Approval Application for such Licensed Product in such country. Sales prior to the approval of the applicable Drug Approval Application, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not constitute a First Commercial Sale.

1.42    “Force Majeure Event” has the meaning set forth in Section 13.1.

1.43    “Genzyme” has the meaning set forth in the preamble hereto.

1.44    “Genzyme Indemnitees” has the meaning set forth in Section 11.1.

1.45    “Genzyme Knowledge” has the meaning set forth in Section 10.3.

1.46    “IFRS” means International Financial Reporting Standards adopted by the International Accounting Standards Board or applicable generally accepted accounting principles, in each case consistently applied.

1.47    “IND” means an investigational new drug application filed with the FDA for authorization to commence Clinical Studies in the United States (including all additions, supplements, extensions and modifications thereto), or any corresponding foreign application in any country or region in the Territory (including all additions, supplements, extensions and modifications thereto).

1.48    “Indemnification Claim Notice” has the meaning set forth in Section 11.3.

1.49    “Indemnified Party” has the meaning set forth in Section 11.3.

1.50    “Indemnifying Party” means the Party from whom indemnification is sought pursuant to Section 11.1 or Section 11.2.

1.51    “Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data, results and other material, including Regulatory Documentation, pre-clinical trial results and Clinical Study results, Manufacturing procedures, test procedures, and purification and isolation techniques (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all other discoveries, developments, inventions (whether or not confidential, proprietary, patented or patentable), and tangible embodiments of any of the foregoing.

1.52    “Infringement” has the meaning set forth in Section 7.3.1.

1.53    “Infringement Notice” has the meaning set forth in Section 7.3.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.54    “Invoiced Sales” has the meaning set forth in the definition of “Net Sales”.

1.55    “LIBOR” means the London Interbank Offered Rate for deposits in Euros having a maturity of one month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.

1.56    “Licensed Compound” means (a) any of the compounds listed on Schedule 1.56 and (b) any other compound that is otherwise covered by a Valid Claim of a Licensed Patent. Notwithstanding the foregoing, for the avoidance of doubt, plerixafor (also known as AMD3100 and 1,1’-[1,4-phenylene-bis(methylene)]-bis-1,4,8,11- tetraazacyclotetradecane, and by the trade name Mozobil®) is not a Licensed Compound.

1.57    “Licensed Know-How” means the Information Controlled by Genzyme or its Affiliates during the Term that is related to, and necessary or useful for the Development and/or Commercialization of, the Licensed Compounds and/or Licensed Products but excluding any Information to the extent claimed or covered by published Licensed Patents. For purposes of clarity, Licensed Know-How is listed on Schedule 1.57 attached hereto.

1.58    “Licensed Patents” means (a) the national, regional and international patents and patent applications, including provisional patent applications set forth on Schedule 1.58, (b) all patent applications Controlled by Genzyme or its Affiliates during the Term that claim priority to any patents or patent applications in clause (a), including divisionals, continuations, continuations-in-part, converted provisionals, and continued prosecution applications, as well as any substitute applications with respect to any patent applications in clause (a), (c) any and all patents that have issued or in the future may issue from any of foregoing patent applications in clause (a) or clause (b), to the extent Controlled by Genzyme or its Affiliates during the Term, including utility patents, utility models, petty patents and design patents and certificates of invention, and (d) any and all re-issues re-examinations renewals, revalidations, restorations or extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in clause (a), clause (b), or clause (c) to the extent Controlled by Genzyme or its Affiliates during the Term.

1.59    “Licensed Product” means any pharmaceutical product containing a Licensed Compound, alone or in combination with one or more other active ingredients.

1.60    “Licensed Product Agreement” means, with respect to a Licensed Product, any agreement entered into by and between X4 or any of its Sublicensees or its or their respective Affiliates, on the one hand, and one or more Third Parties, on the other hand, that relates to the Exploitation of such Licensed Product in the Field in the Territory, including (a) any agreement pursuant to which X4, its Sublicensees or its or their respective Affiliates receives any license or other rights to Exploit such Licensed Product, (b) supply agreements pursuant to which X4, its Sublicensees or its or their respective Affiliates obtain or will obtain quantities of such Licensed Product, (c) clinical trial agreements with respect to the conduct of clinical trials for such Licensed Product, (d) contract research organization agreements with respect to the conduct of services for such Licensed Product and (e) service agreements with respect to the conduct of services for such Licensed Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.61    “Losses” has the meaning set forth in Section 11.1.

1.62    “MAA” has the meaning set forth in the definition of “Drug Approval Application.”

1.63    “Major Markets” means each of the United States, the United Kingdom, Spain, Italy, France, Germany, Japan, Brazil, Russia, India and China.

1.64    “Manufacture” and “Manufacturing” means, with respect to a Licensed Product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, release, shipping, holding, conduct of Manufacture Process Development, stability testing, quality assurance or quality control of such Licensed Product or any intermediate thereof.

1.65    “Manufacture Process Development” means the process development, process qualification and validation and scale-up of the process to manufacture a Licensed Product and analytic development and product characterization with respect thereto.

1.66    “Markings” has the meaning set forth in Section 4.6.

1.67    “Material Safety Issue” has the meaning set forth in Section 12.4.2.

1.68    “Milestone Event” means each of the events identified as a milestone event in Section 6.4.1.

1.69    “Monetization” means the monetization of all or a portion of Genzyme’s rights to receive payments under this Agreement, including by means of a direct sale (through an auction process or otherwise) or a financing (through a borrowing of loans, an offering of securities or otherwise).

1.70    “Mozobil Indications” means mobilization of hematopoietic stem cells to the peripheral blood for collection with or without use of G-CSF and subsequent autologous transplantation in human patients with a) lymphoma or b) multiple myeloma.

1.71    “NDA” has the meaning set forth in the definition of “Drug Approval Application.”

1.72    “Net Sales” means, for any period, the gross amount invoiced by X4 or any of its Affiliates (or, for the sole purpose of calculating Cumulative Net Sales hereunder, by X4’s Sublicensees and their Affiliates) for the sale of a Licensed Product, as applicable (the “Invoiced Sales”), less deductions for: [***]. Any of the deductions listed above that involves a payment by X4 or any of its Affiliates (or, for the sole purpose of calculating

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Cumulative Net Sales hereunder, by X4’s Sublicensees and their Affiliates) shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity. For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of such Licensed Product for pre-clinical or clinical purposes or as samples, in each case, without charge. In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with X4’s or its Affiliates’ (or, for the sole purpose of calculating Cumulative Net Sales hereunder, with X4’s Sublicensees’ and their Affiliates’) existing allocation method; provided, that, any such allocation shall be done in accordance with Applicable Law, including any price reporting laws, rules and regulations. X4’s or any of its Affiliates’ transfer of any Licensed Product to an Affiliate or Sublicensee shall not result in any Net Sales. In the event a Licensed Product is sold which is or comprises a Combination Product, then Net Sales with respect to such Combination Product shall be calculated by multiplying the Net Sales (as described above) of the applicable Combination Product by the fraction A over A+B, in which A is the average sales price in such country in the applicable Calendar Quarter of Licensed Products containing as therapeutically active ingredients only the Licensed Compound (in the same doses and dosage form), and B is the average sales price in such country in the applicable Calendar Quarter of products that do not contain the Licensed Compound and which contain as therapeutically active ingredients all of (and only) the other therapeutically active ingredients that are contained in such Combination Product (in the same doses and dosage form). In the event there are no such separate sales of the Licensed Product used to determine A or the other product used to determine B for a given Combination Product in such country during the applicable Calendar Quarter, Net Sales with respect to such Combination Product shall be determined by the Parties in good faith, based upon commercially reasonable standards and available market information, using values of A and B where A is equal to the relative value, to the end-user, of the Licensed Compound contained in the applicable Combination Product, and B is equal to the relative value, to the end-user, of all the other therapeutically active ingredients included in the applicable Combination Product without the Licensed Compound.

1.73    “Non-Controlling Party” has the meaning set forth in Section 7.4.1.

1.74    “Party” and “Parties” each has the meaning set forth in the preamble hereto.

1.75    “Patents” means (a) all national, regional and international patent applications, including provisional patent applications and PCT applications, continuations, continuations in part, divisionals, and registration confirmations, and (b) all national or regional patents, including utility patents, utility models, petty patents, certificates of invention and design patents including any and all reissues, re-examinations, renewals, revalidations, restorations or extensions (including any supplementary protection certificates and the like).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.76    “Payments” has the meaning set forth in Section 6.8.

1.77    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.78    “Phase II Clinical Trial” means a Clinical Study, the principal purpose of which is a determination of safety and efficacy of a Licensed Product in the target patient population or a similar Clinical Study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise as more fully defined in 21 C.F.R. §312.21(b), as amended.

1.79    “Phase III Clinical Trial” means a Clinical Study on a sufficient number of subjects that is designed to establish that a Licensed Product is safe and efficacious for its intended use and to determine warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, as more fully defined in 21 C.F.R. §312.21(c), as amended, which Clinical Study is intended to support Regulatory Approval of such Licensed Product, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise.

1.80    “Product Labeling” means, with respect to a Licensed Product in a country in the Territory, (a) the Regulatory Authority-approved full prescribing information for such Licensed Product for such country, including any required patient information and (b) all labels and other written, printed or graphic matter upon any container, wrapper or any package insert utilized with or for such Licensed Product in such country.

1.81    “Product Trademarks” means the Trademark(s) to be used by X4, or its Affiliates or Sublicensees for the Commercialization of the Licensed Products in the Field in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Trademarks that include any corporate name or logo of Genzyme or its Affiliates).

1.82    “Prosecution and Maintenance” has the meaning set forth in Section 7.2.1.

1.83    “Receiving Party” has the meaning set forth in Section 9.1.

1.84    “Regulatory Approval” means, with respect to a Licensed Product in a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market such Licensed Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) labeling approval.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.85    “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of a Licensed Compound or a Licensed Product in the Territory.

1.86    “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including all Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, Adverse Event files and complaint files and (c) Clinical Data and any other data contained in any of the foregoing, in each case ((a), (b) and (c)), relating to the Licensed Product.

1.87    “Regulatory Exclusivity” means the period of data, market or other regulatory exclusivity under the FFDCA, European Parliament and Council Regulations (EC) Nos. 726/2004, 141/2000 and 1901/2006, or national implementations of Article 10 of Directive 2001/83/EC, and all equivalents (including in the United States and the European Union) of any of the foregoing.

1.88    “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country, and ending on the latest to occur of (a) the expiration of the last-to-expire Valid Claim within the Licensed Patents in such country that would be infringed by the sale of such Licensed Product in such country; (b) the expiration of Regulatory Exclusivity in such country for such Licensed Product and (c) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country.

1.89    “Sublicense” means an exclusive sublicense to Commercialize a Licensed Product granted by X4 pursuant to Section 2.3.2 to a Sublicensee. For clarity, any subcontracting agreement meeting the requirements of Section 3.5 or Section 4.8 pursuant to which X4 subcontracts the exercise of its rights and/or the performance of its obligations under this Agreement shall not constitute a Sublicense.

1.90    “Sublicensee” means a Person, other than an Affiliate, that is granted a Sublicense by X4.

1.91    “Sublicense Percentage” means (a) with respect to a Sublicense granted with respect to a Licensed Product prior to the dosing of the first patient in the first Phase II Clinical Trial conducted for such Licensed Product, [***]; (b) with respect to a Sublicense granted with respect to a Licensed Product on or after the dosing of the first patient in the first Phase II Clinical Trial for such Licensed Product and prior to the dosing of the first patient in the first Phase III Clinical Trial conducted for such Licensed Product, [***]; and (c) with respect to a Sublicense granted with respect to a Licensed Product on or after the dosing of the first patient in the first Phase III Clinical Trial conducted for such Licensed Product, [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.92    “Sublicense Revenue” means cash payments received by X4 or its Affiliate from their respective Sublicensees pursuant to a Sublicense in consideration for the grant of a Sublicense, including any upfront payments, license maintenance fees, development or regulatory or sales milestone payments [***]. Notwithstanding the foregoing, Sublicense Revenue will not include [***].

1.93    “Term” has the meaning set forth in Section 12.2.

1.94    “Termination Notice Period” has the meaning set forth in Section 12.3.

1.95    “Territory” means worldwide.

1.96    “Third Party” means any Person other than Genzyme, X4 and their respective Affiliates.

1.97    “Third Party Claims” has the meaning set forth in Section 11.1.

1.98    “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.99    “Trigger Notice” has the meaning set forth in Section 4.7.

1.100    “United States” means the United States of America, including all possessions and territories thereof.

1.101    “Valid Claim” means a pending or issued claim of a patent or patent application which: (a) has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in a decision from which no appeal can or has been taken; and (b) which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Notwithstanding the foregoing, in case of pending patent applications, it is understood and agreed that if the corresponding claim in the patent applications: (i) has been limited or cancelled because of patentability requirements such that the corresponding claim does not cover the applicable Licensed Product; (ii) has lapsed; (iii) has been finally rejected (and the rejection has been affirmed on appeal or the time for appeal or petition has lapsed); (iv) has been finally revoked (and the revocation has been affirmed on appeal or the time for appeal or petition has lapsed); or (v) [***], then such corresponding claim in such corresponding patent application pending in any country will not be deemed to be a Valid Claim.

1.102    “X4” has the meaning set forth in the preamble hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.103    “X4 First Financing” means the closing by X4, in a single transaction or a series of transaction, of a financing round in which X4 receives from one or more Third Parties funding in an aggregate amount of not less than [***] in exchange for debt or equity ownership interests or securities of X4.

1.104    “X4 Indemnitees” has the meaning set forth in Section 11.2.

1.105    “X4 Know-How” means any Information Controlled by X4 or its Affiliates as of the effective date of termination of this Agreement by Genzyme pursuant to Section 12.3 and/or 12.5 that is not generally known and is necessary or useful for the Exploitation of a Licensed Product in the Field in the Territory, but excluding any Information to the extent covered or claimed by published X4 Patents.

1.106    “X4 Patents” means any Patents Controlled by X4 or its Affiliates as of the effective date of termination of this Agreement by Genzyme pursuant to Section 12.3 and/or 12.5 that are necessary or useful (or, with respect to patent applications, would be necessary or useful if such patent applications were to issue as patents) for the Exploitation of a Licensed Product in the Field in the Territory.

ARTICLE 2

GRANT OF RIGHTS AND RELATED TRANSFER OBLIGATIONS

2.1    Grants to X4. Subject to Section 2.2, Section 2.3, Section 4.7 and the other terms and conditions of this Agreement, Genzyme hereby grants to X4:

2.1.1    an exclusive (including with regard to Genzyme and its Affiliates, excepting only the retained rights of Genzyme described in Section 2.2) license during the Term, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Patents and the Licensed Know-How to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

2.1.2    a non-exclusive license during the Term, with the right to grant sublicenses in accordance with Section 2.3, to use any Trademark and/or logo of Genzyme or its Affiliates solely as necessary for X4 to perform its obligations under Section 4.6 and for no other purpose.

2.2    Retention of Rights and Negative Covenant by Genzyme.

2.2.1    Notwithstanding anything to the contrary in this Agreement, Genzyme retains, on behalf of itself and its Affiliates, the exclusive right in and to the Licensed Patents and the Licensed Know-How to Exploit Licensed Compounds and Licensed Products in the Territory outside of the Field and solely for use in Mozobil Indications, Allo-HSCT Treatments and Auto-HSCT Treatments; provided, that, the retained right of Genzyme to Exploit the Licensed Compounds and Licensed Products outside of the Field shall be subject, in each such case, to Section 2.2.2 and to the prior written consent of X4, which consent shall not be unreasonably withheld, delayed or conditioned.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2.2    Notwithstanding anything to the contrary in this Agreement, Genzyme retains, on behalf of itself and its Affiliates, the non-exclusive right in and to the Licensed Patents and the Licensed Know-How to conduct preclinical research, and testing with respect to the Licensed Compounds in the Field in the Territory, and to Manufacture the Licensed Compounds solely for use in the performance of such preclinical research and testing, subject to the remainder of this Section 2.2.2. For clarity, the foregoing rights shall exclude any clinical development or Commercialization of the Licensed Compounds of any kind in the Field and/or manufacture of the Licensed Compounds for such purpose. Genzyme further covenants that it will not, during the Term, engage in any clinical Development or Commercialization of any of the Licensed Compounds listed on Schedule 1.56 outside the Field (including in the Mozobil Indications, for Allo-HSCT Treatments and for Auto-HSCT Treatments) and/or manufacture of the Licensed Compounds listed on Schedule 1.56 for any such purpose. Any proposed publication by Genzyme or its Affiliates of research results relating to the Licensed Compounds that are obtained in the performance of the research activities described in this Section 2.2.2 shall be subject to the restrictions of Section 9.5 hereof.

2.3    Sublicenses.

2.3.1    The rights and licenses granted to X4 under Section 2.1 shall include the right to grant sublicenses, which shall not be further sublicensable, to its Affiliates, and to academic collaborators and Third Party contractors to Develop the Licensed Compounds and Licensed Products in the Field in the Territory; provided, that, X4 shall require each such Sublicensee to agree in writing to be bound by the applicable terms and conditions of this Agreement, including Section 4.7, Section 12.7, ARTICLE 7 and ARTICLE 9. No such sublicense shall relieve X4 of any of its obligations hereunder and X4 shall use its Commercially Reasonable Efforts to enforce compliance by each such Sublicensee to the extent such enforcement is required to allow X4 to comply with its obligations hereunder. X4 shall promptly inform Genzyme in writing of any material breach by a Sublicensee of its sublicense agreement to the extent such material breach would reasonably be expected to affect Genzyme’s rights under this Agreement, and any failure by X4 to promptly take reasonable steps in accordance with the terms of the sublicense to have Sublicensee remedy such material breach shall constitute a material breach of this Agreement.

2.3.2    Subject to X4’s compliance with its obligations under Section 4.7, and subject to X4 having secured the X4 First Financing as required under Section 12.1, the rights and licenses granted to X4 under Section 2.1 shall include the right to grant sublicenses to its Affiliates and Third Parties to Develop and/or Commercialize the Licensed Compound and Licensed Products in the Field in the Territory. X4 shall (a) require each Sublicensee to agree in writing to be bound by the applicable terms and conditions of this Agreement, including Section 4.7, Section 12.7, ARTICLE 7 and ARTICLE 9, and (b) provide Genzyme with a written notice of the execution of such sublicense (which written notice shall include a copy of any such sublicense)., which copy may be redacted by X4 with respect to obligations that are not relevant to X4’s obligations under this Agreement, the terms of which shall be Confidential Information of X4 and subject to Article 9. No such Sublicensee shall relieve X4 of any of its obligations hereunder and X4 shall use its Commercially Reasonable Efforts to enforce compliance by each such Sublicensee to the extent such enforcement is required to allow X4 to comply with its obligations hereunder. X4 shall promptly inform Genzyme in writing of any material breach by a Sublicensee of its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

sublicense agreement to the extent such material breach would reasonably be expected to affect Genzyme’s rights under this Agreement, and any failure by X4 to promptly take reasonable steps in accordance with the terms of the sublicense to have Sublicensee remedy such material breach shall constitute a material breach of this Agreement.

2.4    Paid-Up License. Upon the expiration of the Royalty Term with respect to a Licensed Product in a country, the licenses granted to X4 under Section 2.1 shall become fully paid-up, irrevocable and perpetual for such Licensed Product in that country.

2.5    Genzyme Trademarks. With respect to any Trademark and/or logo of Genzyme or its Affiliates licensed to X4 under Section 2.1.2, X4 agrees to conform to the guidelines of Genzyme in effect from time to time (as notified in writing to X4) with respect to manner of use and to maintain the quality standards of Genzyme for goods sold and services provided in connection with any such Trademark and/or logo of Genzyme or its Affiliates. X4 and its Affiliates shall, and shall include in each Sublicense agreement an obligation of each Sublicensee to, use diligent efforts not to do any act that endangers, destroys or similarly affects the value of the goodwill pertaining to the any Trademark and/or logo of Genzyme or its Affiliates. X4 and its Affiliates shall, and shall include in each Sublicense agreement an obligation of each Sublicensee to, execute any documents required in the reasonable opinion of Genzyme to be entered as a “registered user” or recorded licensee of the any Trademark and/or logo of Genzyme or its Affiliates or to be removed as registered user or licensee thereof.

2.6    No Implied Rights. For the avoidance of doubt, X4, its Sublicensees and its and their respective Affiliates shall have no right, express or implied, with respect to the Licensed Patents, the Licensed Know-How or any Trademark and/or logo of Genzyme or its Affiliates, except as expressly provided in Section 2.1.

2.7    Disclosure. Genzyme shall use commercially reasonable efforts to deliver the Licensed Know-How to X4, at Genzyme’s sole cost and expense, within [***] after the Effective Date. Genzyme shall also provide to X4, where available, copies of any raw data from Clinical Studies, case report forms, protocols and amendments, trial master files and investigator brochures related to the Licensed Compound and the Licensed Products.

2.8    Initial Material Transfer. Within [***] after the Effective Date, Genzyme shall, at Genzyme’s sole cost and expense, deliver to X4 approximately the quantity of Licensed Compound in powder form as shown on Schedule 1.56 (the “Initial Materials”), and a “Certificate of Analysis” with respect to the Initial Materials and will transfer ownership to X4 of any Initial Materials (or work in-process of Initial Materials) currently housed at Aptuit (Genzyme’s contract manufacturer of AMD11070). X4 shall reimburse Genzyme for the reasonable out-of-pocket expenses incurred by Genzyme in delivering the Initial Materials to X4 pursuant to this Section 2.8. THE INITIAL MATERIALS SUPPLIED BY GENZYME UNDER THIS SECTION 2.8 ARE SUPPLIED “AS IS” AND GENZYME MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PURPOSE, OR THAT THE USE OF THE INITIAL MATERIALS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. X4 assumes all liability for damages which may arise from its use, storage or disposal of the Initial Materials. Genzyme will not be liable to X4 for any loss, claim or demand made by X4, or made against X4 by any Third Party, due to or arising from the use of the Initial Materials except, to the extent permitted by applicable Laws, to the extent caused by the negligence or willful misconduct of Genzyme.

ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1    Development.

3.1.1    Development Plans. The initial Development Plan, which covers the period from the Effective Date through the first Calendar Quarter of 2015, is attached to this Agreement as Schedule 3.1.2. [***], X4 shall prepare and submit an updated Development Plan to Genzyme. Each such update to the Development Plan shall set forth for the applicable Calendar Year the Development objectives, the planned Clinical Studies and other Development activities and the contemplated timelines for the foregoing. X4 shall manage the preparation of each such update so that it is submitted to Genzyme [***]. X4 shall consider in good faith any comments Genzyme may provide with respect to any such updates to the Development Plan.

3.1.2    Diligence. X4 shall use Commercially Reasonable Efforts to Develop, at is sole cost and expense, and obtain and maintain Regulatory Approvals for at least one Licensed Product for use in the Field in at least the USA and one of the other Major Markets.

3.2    Regulatory Matters.

3.2.1    Regulatory Responsibilities.

(a)    X4 shall have the sole right and responsibility for preparing, obtaining and maintaining Drug Approval Applications and any other Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, for Licensed Products in the Field in the Territory. As between the Parties, all Drug Approval Applications and Regulatory Approvals relating to Licensed Products in the Field with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, X4 or its designated Affiliate or Sublicensee.

(b)    Genzyme hereby assigns to X4 all of Genzyme’s right, title and interest in and to the Drug Approval Applications and Regulatory Approvals with respect to the Licensed Compound Controlled by Genzyme on the Effective Date (the “Assigned Regulatory Documentation”), a list of which Assigned Regulatory Documentation is set forth on Schedule 3.2.1. Promptly following the completion of X4 First Financing, Genzyme shall take such steps as may be reasonably necessary to promptly complete the transfer to X4 of its ownership of the Assigned Regulatory Documentation. All such Assigned Regulatory Documentation will be owned by and held in the name of X4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)    Schedule 3.2.1(c) sets forth all Regulatory Documentation, other than the Assigned Regulatory Documentation, that is Controlled by Genzyme as of the Execution Date. Genzyme hereby grants to X4 the exclusive right, and right of reference, under Genzyme’s right, title, and interest in and to all such Regulatory Documentation not assigned to X4 pursuant to Section 3.2.1(b), to use such Regulatory Documentation for the purposes of seeking Regulatory Approvals to Commercialize Licensed Products in the Field in the Territory in accordance with this Agreement. X4 may sublicense such rights in connection with any sublicense granted in accordance with Section 2.3.

(d)    Genzyme shall, upon the written request of X4, notify the applicable Regulatory Authorities in writing that it is transferring responsibility for Regulatory Documentation, including the Assigned Regulatory Documentation, to X4, and X4 shall notify the applicable Regulatory Authorities in writing that it is accepting all regulatory responsibilities associated with such Regulatory Documentation (including the responsibility for reporting Adverse Events).

3.3    Reports. At least [***] commencing on the last day of the first full Calendar Year following the Effective Date and [***], X4 shall provide Genzyme with a detailed report describing (a) the Development activities it has performed, or caused to be performed, since the preceding report (including any filings, submissions, communications or meetings with any Regulatory Authorities) and (b) its Development activities in process (including any Clinical Data and Patent filings) and (c) safety findings related to the Licensed Compounds and Licensed Products. All information disclosed by X4 to Genzyme pursuant to this Section 3.3 shall be the Confidential Information of X4.

3.4    Records. X4 shall maintain, or cause to be maintained, all Regulatory Documentation Controlled by X4 and final supporting records and documentation therefor (but not draft records or documentation therefor except as otherwise required by Applicable Law), in sufficient detail and in compliance with Applicable Law. Such records and documentation shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the applicable Development activities in a manner appropriate for any regulatory purpose and, when applicable, for use in connection with Patent filings, prosecution and maintenance. Such records and documentation shall be retained by X4 for [***].

3.5    Subcontracting. X4 may subcontract the exercise of its rights and the performance of its obligations under this ARTICLE 3; provided, that, (a) X4 shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and (b) any agreement pursuant to which X4 engages a subcontractor pursuant to this Section 3.5 must (i) be consistent with this Agreement and (ii) contain terms obligating such subcontractor to: (A) comply with confidentiality provisions that are consistent with those set forth in ARTICLE 9; and (B) provide Genzyme with substantially the same rights with respect to any Information, Patents and other intellectual property arising from the performance of the subcontracted obligation as Genzyme would have under this Agreement if such Information, Patents or other intellectual property had arisen from the performance of such obligation by X4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6    Compliance. X4 shall perform or cause to be performed any and all of its Development activities under this Agreement in a good scientific manner and in compliance with all Applicable Law.

3.7    Regulatory Audits. During the period commencing on the Effective Date and continuing until the first to occur of the expiration of the Term, the termination of this Agreement or the consummation of a Transaction, Genzyme shall have the right, during normal business hours and upon reasonable notice, to inspect any regulatory records and correspondence kept by X4, its Affiliates or Sublicensees in accordance with this Article 3. Any such audit may not be conducted more than [***]. The cost of any audit shall be borne by Genzyme. Notwithstanding the foregoing, to the extent that X4 does not have the right to grant Genzyme the right to audit the records of any of its Sublicensees hereunder, X4 shall obtain for itself such right and, at Genzyme’s request, X4 shall, subject to the limitations set forth in this Section 3.7, exercise such audit right with respect to such Sublicensees and shall provide the results of such audit to Genzyme.

ARTICLE 4

COMMERCIALIZATION

4.1    Commercialization. Subject to Section 4.7, X4 shall have the sole right, at is sole cost and expense, to control the Commercialization of Licensed Products in the Field in the Territory.

4.2    Commercial Diligence. X4 shall use Commercially Reasonable Efforts to Commercialize at least one Licensed Product in the Field in accordance with Applicable Law in each of the USA and at least one of the other Major Markets.

4.3    Compliance with Applicable Law. X4 and its Affiliates shall, and X4 shall include in each Sublicense agreement an obligation of each Sublicensee to, comply with all Applicable Law with respect to the Commercialization of the Licensed Products.

4.4    Sales and Distribution. X4 shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing the Licensed Products in the Field in the Territory and shall perform such activities in accordance with the terms and conditions of this Agreement. X4 shall be solely responsible for handling all returns, recalls and withdrawals, order processing, invoicing and collection, distribution and inventory and receivables with respect to the Licensed Product in the Field in the Territory.

4.5    Product Trademarks. X4 shall have the right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products in the Field in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.6    Markings. To the extent required by Applicable Law in a country in the Territory, the promotional materials, packaging and Product Labeling for the Licensed Product used by X4, its Sublicensees or its or their respective Affiliates in connection with the Licensed Product in such country shall contain (a) the Genzyme Corporate Name and (b) the logo and corporate name of the manufacturer (collectively, the “Markings”). The manner in which the Markings are to be presented on promotional materials, packaging and Product Labeling for the Licensed Product shall be subject to Section 2.5 and Section 7.1.2.

4.7    Genzyme Right of First Negotiation. Genzyme shall have a right of first negotiation, as described in this Section 4.7, to negotiate with X4 for an agreement providing rights for the grant to Genzyme or its Affiliates of the right to Exploit Licensed Products in the Field in the Territory (the “Right of First Negotiation”). If at any time during the Term, X4 determines, in its sole discretion, that it wishes to seek to grant a sublicense (an “Out-License”) under the Licensed Patents and/or Licensed Know-How to a Third Party for the Development and/or Commercialization of any Licensed Product, then X4 will notify Genzyme in writing and provide a non-confidential summary of the Licensed Product that is the subject of the proposed Out-License, as well as the intended scope (i.e., field and territory) of the Out-License (a “Trigger Notice”). If Genzyme desires to evaluate such Out-License, Genzyme will provide X4 with a written notice of same [***] that provides the process and time lines for internal diligence and stage gate committee meetings that are required to advance into license negotiations (a “Negotiation Notice”). Promptly after X4’s receipt of a Negotiation Notice, X4 will provide Genzyme with a confidential summary of the Licensed Product (each, a “Data Package”), including material Clinical Data and preclinical data Controlled by X4 (as well as such other information in X4’s Control that Genzyme may reasonably request), which Data Package shall be Confidential Information of X4 under this Agreement. During the period commencing on the date of receipt by X4 of the Negotiation Notice [***] (the “Diligence Period”), Genzyme will complete its diligence and comply with the time lines set in the Negotiation Notice and Genzyme and X4 shall have weekly meetings (either in person or by phone) to discuss Genzyme’s progress and to answer any questions related to diligence. During the period commencing on the last day of the Diligence Period [***] (the “Exclusivity Period”), Genzyme will have an exclusive right to negotiate with X4 for an exclusive, royalty-bearing license to such Licensed Product in the field and territory specified in the Trigger Notice. If (a) Genzyme (i) does not deliver a Negotiation Notice to X4 within the [***], (ii) does not deliver a binding written proposal to X4 for the terms of an Out-License to X4 during the Exclusivity Period, or (iii) declines in writing an Out-License to the Licensed Product after review of the Data Package, or (b) Genzyme and X4 do not mutually agree on the terms of an Out-License within the Exclusivity Period, Genzyme shall have no further rights under this Agreement with respect to such Licensed Product and X4 will be free to negotiate an Out-License for such Licensed Product with any Third Party, subject to the terms of Section 2.2 (Sublicenses).

4.8    Subcontracting. Subject to Section 4.7, X4 may subcontract the Commercialization of the Licensed Products in the Field in the Territory; provided, that, (a) X4 shall use its Commercially Reasonable Efforts to oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion of such activities and (b) any agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pursuant to which X4 engages a subcontractor must (i) be consistent in all material respects with this Agreement and (ii) contain terms obligating such subcontractor to comply with confidentiality provisions that are at least as restrictive as those set forth in ARTICLE 9. For clarity, the foregoing shall not limit X4’s right to grant Sublicenses pursuant to Section 2.3 and, subject to the requirements of Section 2.3, X4 shall have the right to exercise its rights and fulfill its obligations through one or more Affiliates or Sublicensees.

ARTICLE 5

MANUFACTURE AND SUPPLY

5.1    In General. X4 shall (a) be responsible for the Manufacture of Licensed Compounds and each Licensed Product in sufficient quantities to enable X4 to pursue the Exploitation of such Licensed Product in the Field in the Territory in accordance with its obligations under Section 4.12, and (b) use Commercially Reasonable Efforts to assure an efficient and reliable supply of Licensed Compounds and each Licensed Product conforming to the applicable specifications with respect thereto as necessary to Exploit and maintain Regulatory Approvals for such Licensed Product in the Field in the Territory in accordance with its obligations under Section 4.2 and Section 3.32, including developing commercially reasonable arrangements and strategies for back-up sources of supply of such Licensed Compounds and Licensed Product that appropriately and reasonably minimize the risk of supply shortfalls and that take into account expected inventory levels and demand.

5.2    Subcontracting of Manufacturing Rights. In furtherance of the obligations set forth in Section 5.1, X4 shall either itself Manufacture and supply, or may enter into one or more definitive Manufacturing and supply agreements with Genzyme or Third Parties to Manufacture and supply, clinical and commercial supplies of Licensed Compounds and each Licensed Product. X4 shall, shall cause its Affiliates to, and shall include in any agreement with any Third Party that Manufactures and supplies clinical or commercial supplies of Licensed Compounds and any Licensed Product an obligation of such Third Party to, comply with all Applicable Law with respect to the Manufacture of Licensed Compound and Licensed Products.

ARTICLE 6

PAYMENTS

6.1    Signature Fee. No later than ten (10) days after the Execution Date, X4 shall pay Genzyme an upfront amount equal to [***]. Such payment shall be nonrefundable (including in the case that this Agreement would not enter into force as per Section 12.1) and non-creditable against any other payments due hereunder.

6.2    X4 First Financing Fee. No later than thirty (30) days after the closing of the X4 First Financing, X4 shall pay Genzyme an upfront amount equal to Three Hundred Thousand Dollars ($300,000). Such payment shall be nonrefundable and non-creditable against any other payments due hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3    Equity Consideration.

6.3.1    Unit Issuance.

(a)    Initial Grant. [***] after the closing of the X4 First Financing, X4 shall issue to Genzyme or to Genzyme’s designated Affiliate a number of units of ownership interests of X4 (“Units”) that represents, on an as-converted basis, ten per cent (10%) of the outstanding Units of X4 immediately following the closing of the X4 First Financing (the “Initial Units”).

(b)    Anti-Dilution Grant. If at any time prior to the date of [***], X4 issues Units (including any options, warrants or rights to purchase or acquire Units from X4) that would cause Genzyme’s percentage ownership in X4 to drop below ten percent (10%), X4 shall issue additional Units to Genzyme to restore Genzyme’s percentage ownership in X4 to ten percent (10%) (the “Anti-Dilution Units”). The obligation of X4 to issue Anti-Dilution Units shall terminate on the date of Financial Commitment.

(c)    Execution of Documents. Concurrently with such issuance of the Initial Units and/or the issuance of the Anti-Dilution Shares, Genzyme shall or shall cause its designated Affiliate to execute and deliver to X4 and the Third Party investors in X4 customary documents (such as, without limitation, a restricted unit purchase agreement, an investor rights agreement and a voting agreement).

6.3.2    Put Option.

(a)    Put Option. At any time during the Term, Genzyme or its Affiliate, as the holder of Units of X4, will have the one time right to request in writing that X4 purchase all (but not less than all) of the Units of X4 then held by Genzyme or such Affiliate (the “Subject Units”). Upon X4’s receipt of such written notice, X4 shall purchase such Subject Units from Genzyme or such Affiliate, for a purchase price equal to [***] (the “Purchase Price”).

(b)    Put Closing.

(i)    The closing of the purchase and sale of any Subject Units (each a “Put Closing”) shall take place on, and payment therefor shall be made in full on, the date that is [***] after the notice from Genzyme pursuant to Section 6.3.2(a) exercising the right to require X4 to purchase Subject Units (the “Put Closing Date”). The Put Closing shall take place at 10:00 a.m. on the Put Closing Date.

(ii)    The Purchase Price shall be paid in full by X4 at the Put Closing, by wire transfer of immediately available federal funds or by bank cashier’s or certified check , and Genzyme shall deliver the Subject Units to be sold to X4 at Closing duly endorsed for transfer to X4, which Subject Units shall be, and upon the request of X4, Genzyme shall provide to X4 a certificate to the effect that, the Subject Units being sold are free and clear of all liens and encumbrances of any kind, nature and description other than applicable restrictions under federal and state securities laws.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4    Milestones.

6.4.1    Regulatory Milestone Payments. X4 shall pay Genzyme the following one-time, non-refundable, non-creditable milestone payments [***] after the first achievement of the corresponding Milestone Event by X4, its Sublicensees or their respective Affiliates:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.4.2    Sales Milestone Payment. X4 shall pay Genzyme the following one-time, non-refundable, non-creditable milestone payments [***] after the first achievement of the corresponding Milestone Event by X4, its Sublicensees and their respective Affiliates:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

6.4.3    Milestone Payment upon Change of Control. X4 shall pay to Genzyme a one-time, non-refundable, non-creditable milestone payment upon the closing during the Term of any transaction that constitutes a Change of Control (the “Transaction”), in an amount equal to five and half of one percent (5.5%) of the Net Consideration paid or payable to all X4’s equity holders (including Genzyme) less the amount of Net Consideration that Genzyme (and its Affiliates, assignees and/or transferees) is entitled to receive in connection with the Transaction by reason of the ownership by any of them of shares of ownership interests of X4 (including securities, warrants, stock appreciation rights, options or similar rights, whether or not vested, that are convertible into ownership interests of X4). The milestone payment described in this Section 6.4.3 shall become due and payable as from the date on which X4’s equity holders actually receive

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the consideration owed to them under the Transaction and, for clarity, no payment under this Section 6.4.3 will be due by X4 to Genzyme with respect to any consideration resulting from a deferred payment under the Transaction until such deferred payment is made to X4’s equity holders. For the purpose of this Section 6.4.3, “Net Consideration” shall mean [***]. If Genzyme reasonably disagrees with the calculation of the Net Consideration provided by X4 it shall provide X4 with written notice [***] of its receipt of the calculation provided by X4. To the extent that parties are unable to resolve the disagreement [***], the matter shall be resolved in accordance with Section 6.12.

6.4.4    Determination that Milestone Events Have Occurred. X4 shall notify Genzyme promptly of the achievement of each Milestone Event. In the event that, notwithstanding the fact that X4 has not provided Genzyme such a notice, Genzyme believes that any such Milestone Event has been achieved, it shall so notify X4 in writing and the Parties shall promptly meet and discuss in good faith whether such Milestone Event has been achieved. Any dispute under this Section 6.4.3 regarding whether or not a Milestone Event has been achieved shall be subject to resolution in accordance with Section 13.5.

6.4.5    No Multiple Payments. For purposes of clarity, in the event that any milestone event set forth in Section 6.4.1 and/or Section 6.4.2 is achieved by a Sublicensee, X4 shall be obligated to pay to Genzyme the applicable milestone payment contemplated by Section 6.4.1 or Section 6.4.2, as the case may be, but shall not be obligated to pay Genzyme the Sublicense Percentage of any such milestone payment received by X4 from such Sublicensee.

6.5    Royalties.

6.5.1    Royalty Rates. X4 shall pay Genzyme a royalty on Net Sales of all Licensed Products in the Territory (excluding Net Sales of each Licensed Product in any country in the Territory for which the Royalty Term for such Licensed Product and country has expired) in each Calendar Year (or partial Calendar Year) at the tiered rates set forth in the table below:

Annual Net Sales of all Licensed Products in the Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

6.5.2    Blended Royalty. X4 acknowledges that (a) the Licensed Know-How and the Information included in the Regulatory Documentation licensed by Genzyme to X4 are proprietary and valuable and that without the Licensed Know-How and such Information, X4 may not be able to obtain and maintain Regulatory Approvals with respect to the Licensed Products, (b) such Regulatory Documentation may allow X4 to obtain and maintain Regulatory Exclusivity

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to the Licensed Products in the Field in the Territory, and (c) the milestone payments and royalties set forth in Section 6.4 and this Section 6.5, respectively, are, in part, intended to compensate Genzyme for the value of such exclusivity. The Parties agree that the royalty rates set forth in this Section 6.5 reflect an efficient and reasonable blended allocation of the value provided by Genzyme to X4.

6.5.3    Royalty Reduction.

(a)    If X4 or any of its Affiliates, is required to pay a Third Party amounts with respect to a Licensed Product in any country under a written agreement under which X4 or its Affiliate obtains a license under or acquires a Patent Controlled by such Third Party that contains a Valid Claim that covers such Licensed Product in such country, X4 may provide written notice to Genzyme setting forth in reasonable detail the identity of such Third Party and such Third Party Patent (which written notice shall include a copy of any such license or acquisition agreement entered into by X4 or its Affiliate as applicable, including its financial terms) and, thereafter, X4 may deduct [***]. Notwithstanding the foregoing, [***].

(b)    In the event a Licensed Product is sold in a country and is not covered by a Valid Claim in that country, the tiered royalty rates payable by X4 to Genzyme under Section 6.5.1 shall be reduced by [***] during the applicable Royalty Term with respect to that country.

(c)    Generic Products. In the event that one or more Third Parties sell a Generic Product (as defined below) in any country in which a Licensed Product is then being sold by X4, then, (a) during any Calendar Quarter in which sales of the Generic Product by such Third Parties are equal to or greater than [***] (as measured by prescriptions or other similar information available from a Third Party data provider reasonably acceptable to the Parties and applicable to such country) the applicable royalties in effect with respect to such Licensed Product in such country as specified in Section 6.5.1 shall be reduced [***] and (b) during any Calendar Quarter in which sales of the Generic Product by such Third Parties are [***] (as measured by prescriptions or other similar information available from a Third Party data provider reasonably acceptable to the Parties and applicable to such country) the applicable royalties in effect with respect to such Licensed Product in such country as specified in Section 6.5.1 shall be reduced [***]. For purposes of this Section 6.5.3(c), a “Generic Product” means [***].

6.5.4    Payment Dates and Reports. Royalty payments shall be made by X4 [***] after the end of each Calendar Quarter commencing with the Calendar Quarter in which the first day of the first Royalty Term for the first Licensed Product occurs. X4 shall also provide to Genzyme, at the same time each such payment is made, a report showing: (a) the Invoiced Sales of Licensed Products by country (in the local currency) in the Territory and the Net Sales of Licensed Products by country (in Dollars); (b) the basis for any deductions from Invoiced Sales to determine Net Sales; (c) the applicable royalty rates for the Licensed Products; (d) the exchange rates used in calculating any of the foregoing; and (e) a calculation of the amount of royalty due to Genzyme.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.6    Sublicense Revenue. X4 shall pay to Genzyme the applicable Sublicense Percentage of any Sublicense Revenue paid to X4 or any of its Affiliates in connection with any Sublicense.

6.7    Mode of Payment; Currency Conversion.

(a)    All payments to Genzyme under this Agreement shall be made by electronic funds transfer of Dollars in the requisite amount to such bank account as Genzyme may from time to time designate by written notice to X4.

(b)    If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the arithmetic mean of the exchange rates for the purchase of Dollars as published in The Wall Street Journal, Eastern Edition, on the last Business Day of each month in the Calendar Quarter to which such payments relate.

6.8    Taxes. Genzyme alone shall be responsible for paying any and all income taxes (other than withholding taxes required by Applicable Law to be paid by X4) levied on account of, or measured in whole or in part by reference to, any milestones and other amounts payable by X4 to Genzyme pursuant to this Agreement (“Payments”) it receives. X4 shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Genzyme or any of its Affiliates is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to X4 or the appropriate governmental authority (with the assistance of X4) the prescribed forms (including the US Tax Residency Form 6166 or IRS Form W-8BEN-E) necessary to reduce the applicable rate of withholding or to relieve X4 of its obligation to withhold tax, and X4 shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided that X4 has received from Genzyme delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the Payments are due. X4 shall notify Genzyme if X4 intends to withhold at least thirty (30) days prior to the time the Payments are due. If, in accordance with the foregoing, X4 withholds any amount, it shall pay to Genzyme the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Genzyme proof of such payment within fifteen (15) days following such payment.

6.9    Interest on Late Payments. If any Payment due to Genzyme under this Agreement is not paid in when due, then X4 shall pay interest on the unpaid amount and on any unpaid accrued interest (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***], or the maximum rate permitted by Applicable Laws, whichever is less, such interest to run from the date upon which payment of such amount became due until payment thereof in full together with such accrued interest.

6.10    Financial Records. X4 and its Affiliates shall, and X4 shall include in each of its Sublicense agreements an obligation of such Sublicensees to, keep complete and accurate books and records that are necessary to verify the milestone and royalty payments owed under Section 6.4 and Section 6.5, including books and records of Invoiced Sales

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(including any deductions therefrom) and Net Sales of Licensed Products in the Territory. X4 and its Affiliates shall, and X4 shall include in each of its Sublicense agreements an obligation of such Sublicensee to, retain such books and records, until the later of [***], or for such longer period as may be required by Applicable Law.

6.11    Audit. At the request of Genzyme, X4 and its Affiliates shall, and X4 shall include in each of its Sublicense agreements an obligation of such Sublicensee to, permit an independent certified public accountant retained by Genzyme, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.10. In no event shall such independent certified public accountant disclose to Genzyme any information other than its findings regarding the accuracy of the reports and payments made by X4 under this Article 6. Such audits may not (a) be conducted for any Calendar Quarter [***], (b) be conducted [***] (unless a previous audit during such [***] revealed an underpayment with respect to such period or X4 restates or revises such books and records for such [***]) or (c) be repeated for any Calendar Quarter. Except as provided below, the cost of any audit shall be borne by Genzyme, unless the audit reveals [***], in which case X4 shall bear the cost of the audit. Unless disputed pursuant to Section 6.12, (a) if such audit concludes that additional payments were due and payable by X4, X4 shall pay the additional amounts, with interest from the date originally due as provided in Section 6.9 within thirty (30) days after the date on which such audit is completed and the conclusions thereof are notified to the Parties and (b) if such audit concludes that X4 overpaid Genzyme, [***]. Notwithstanding the foregoing, to the extent that X4 does not have the right to grant Genzyme the right to audit the records of any of its Sublicensees hereunder, X4 shall obtain for itself such right and, at Genzyme’s request in accordance with the third sentence of this Section 6.11, X4 shall exercise such audit right with respect to such Sublicensees, using an independent certified public account reasonably acceptable to Genzyme, and shall provide the results of such audit to Genzyme.

6.12    Audit Dispute. In the event of a dispute over the results of any audit conducted pursuant to Section 6.11, Genzyme and X4 shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute [***], the dispute shall be submitted for arbitration to a certified public accounting firm selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Accountant”) or failing such agreement, as the Chairman of the International Chamber of Commerce (or such other body as the Parties may mutually agree), may nominate. The decision of the Accountant shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountant shall determine.

6.13    Confidentiality. Genzyme shall treat all information subject to review under this ARTICLE 6 in accordance with the confidentiality provisions of ARTICLE 9 and Genzyme shall cause the independent public accountant retained by Genzyme pursuant to Section 6.11 or the Accountant, as applicable, to enter into a reasonably acceptable confidentiality agreement that includes an obligation to retain all such financial information in confidence and to disclose to Genzyme solely its findings regarding the accuracy of the reports and payments made by X4 hereunder, and not any other such financial information.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1    Ownership of Intellectual Property.

7.1.1    Ownership of Technology. Subject to the licenses granted under Section 2.1, as between the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Information that is conceived, discovered, developed or otherwise made by or on behalf of such Party, its (sub)licensees or its and their respective Affiliates under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto and (b) other Information, Patents and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Section 2.1) by such Party, its (sub)licensees or its and their respective Affiliates. The determination of authorship, inventorship or ownership of any Information that is conceived, discovered, developed or otherwise made under or in connection with this Agreement shall be made under United States Applicable Law, irrespective of where such Information is actually conceived, discovered, developed or otherwise made.

7.1.2    Ownership of any Trademark and/or logo of Genzyme or its Affiliates. As between the Parties, Genzyme shall retain all right, title and interest in and to the any Trademark and/or logo of Genzyme or its Affiliates.

7.2    Patent Prosecution.

7.2.1    Filing, Prosecution and Maintenance. [***], X4 shall control and use Commercially Reasonable Efforts in conducting the preparation, filing, prosecution and maintenance (including with respect to any related interference, re-issuance, re-examination, post-grant review and opposition proceedings) (“Prosecution and Maintenance”) of the Licensed Patents in the Territory at its sole cost and expense using counsel reasonably acceptable to Genzyme; provided that (a) [***] and (b) if X4 plans to abandon any Licensed Patent in a country or region, then X4 shall notify Genzyme in writing [***], the term “Licensed Patents” automatically shall be modified to exclude the patent or patent application excluded in Licensed Patents in such country or territory as of the date X4 provides such written request to Genzyme., and Genzyme shall have the option, but not the obligation, to assume the Prosecution and Maintenance of such Patent in the specific country or territory at its sole cost and expense.

7.2.2    Cooperation. Each Party shall assist the other Party at the reasonable request of the other Party from time to time in connection with its activities set forth in Section 7.1.1 or Section 7.2.1, as applicable. X4 shall keep Genzyme reasonably informed, not less often that once per Calendar Year, of key steps to be taken in the Prosecution and Maintenance of all the Licensed Patents, including all applications filed by it pursuant to Section 7.2.1. Upon Genzyme’s written request, X4 shall furnish Genzyme with copies of such applications for Licensed Patents, amendments thereto and other related correspondence to and from patent offices, and, to the extent reasonably practicable, permit Genzyme an opportunity to offer its comments thereon before making a submission to a patent office, and X4 shall consider in good faith Genzyme’s comments.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2.3    Patent Term Extensions. X4 shall have the right to control decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for the Licensed Patents in any country in the Territory. X4 shall have the right and shall use Commercially Reasonable Efforts to pursue such extensions in accordance with such decisions. Genzyme shall use commercially reasonable efforts to provide prompt and reasonable assistance, as reasonably requested by X4, including by taking such action as Licensed Patent holder as is required under any Applicable Law to obtain any such extension.

7.2.4    CREATE Act. Notwithstanding anything to the contrary in this Section 7.2, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Section 7.2 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.3    Enforcement of Patents.

7.3.1    Notice. In the event either Party becomes aware of (a) any suspected infringement of any Licensed Patents or (b) any certification filed under the Hatch-Waxman Act claiming that any Licensed Patents are invalid or unenforceable or claiming that any Licensed Patents would not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed, or any equivalent or similar certification or notice in any other jurisdiction in the Territory (each of clauses (a) and (b), an “Infringement”), such Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”); provided that each Party shall give the other Party an Infringement Notice [***].

7.3.2    Control of Enforcement. X4 shall have the first right, but not the obligation, through counsel of its choosing, to initiate an infringement action with respect to any Infringement of any Licensed Patents at its sole cost and expense or, subject to Section 2.3, to grant the infringing Third Party adequate rights and licenses necessary for continuing such activities. If X4 does not initiate such an infringement action [***] of learning of such Infringement, or earlier notifies Genzyme in writing of its intent not to so initiate an action, and X4 has not granted such infringing Third Party rights and licenses to continue its otherwise infringing activities, then Genzyme shall have the right, but not the obligation, to bring such an action; provided that, except with respect to any Infringement described in clause (b) of the definition thereof, if [***].

7.3.3    Settlement. The Party that controls the prosecution of a given Infringement claim pursuant to Section 7.3.2 shall also have the right to control settlement of such claim; provided that no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect or diminish the rights and benefits of the other Party under this Agreement, or impose any new obligations or adversely affect any obligations of the other Party under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3.4    Cooperation. In the event a Party is entitled to and brings an infringement action in accordance with this Section 7.3, the other Party shall cooperate fully, including being joined as a party plaintiff in such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours, at the expense of the Party bringing the infringement action. If a Party pursues an action against such alleged Infringement, it shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken to preclude such infringement.

7.3.5    Costs and Recovery. The costs and expenses relating to any Infringement action commenced pursuant to this Section 7.3 shall be the responsibility of the Party controlling the prosecution thereof. Any damages or other amounts collected shall be [***].

7.4    Infringement Claims by Third Parties.

7.4.1    Defense of Third Party Claims. If a Third Party asserts that a Patent or other intellectual property right owned or otherwise controlled by it is infringed by the Exploitation of the Licensed Products in the Field in the Territory, the Party first made aware of such a claim shall promptly provide the other Party written notice of such claim along with the related facts in reasonable detail. X4 shall have the first right, but not the obligation, to control the defense of such claim. If X4 fails to assume control of the defense of such claim [***], then Genzyme shall have the right, but not the obligation, to defend against such claim. Notwithstanding the foregoing, the Party controlling such defense (the “Controlling Party”) shall not be entitled to assert a claim or counterclaim against such Third Party based on the Patents or other intellectual property rights owned or otherwise controlled by the other Party (the “Non-Controlling Party”) without the prior written consent of the Non-Controlling Party, such consent not to be unreasonably conditioned, withheld or delayed. The Non-Controlling Party shall cooperate with the Controlling Party, at the Controlling Party’s reasonable request and expense, in any such defense and shall have the right, at its own expense, to be represented separately by counsel of its own choice in any such proceeding.

7.4.2    Settlement of Third Party Claims. The Controlling Party with respect to a particular claim pursuant to Section 7.4.1 also shall have the right to control settlement of such claim; provided that [***].

7.4.3    Allocation of Costs. All costs and expenses relating to any defense, settlement and judgments in an action commenced pursuant to this Section 7.4 shall be borne by the Controlling Party with respect to such action.

7.5    Invalidity or Unenforceability Defenses or Actions.

7.5.1    Third Party Defense or Counterclaim.

(a)    If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 7.3 or claim or counterclaim asserted under Section 7.4, or in a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

declaratory judgment action or similar action or claim filed by such Third Party, that any Licensed Patent is invalid or unenforceable, then the Party pursuing such infringement action, or the Party first obtaining knowledge of such declaratory judgment action, as the case may be, shall promptly give written notice to the other Party.

(b)    X4 shall have the first right, but not the obligation, through counsel of its choosing, at its sole cost and expense, to defend against such action or claim. If X4 [***], Genzyme shall have the right, through counsel of its choosing, at its sole cost and expense, to defend against such action or claim.

7.5.2    Assistance. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in Section 7.5.1, including by providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim or counterclaim. In connection with the activities set forth in Section 7.5.1, each Party shall consult with the other as to the strategy for the defense of the Licensed Patents.

7.6    Third Party Licenses. If, in the reasonable opinion of counsel to X4, the Exploitation of the Licensed Product in the Field in the Territory by X4, its Sublicensees or its or their respective Affiliates infringes or misappropriates any Patent or any intellectual property right of a Third Party in any country or countries in the Territory, [***], then X4 shall have the first right, but not the obligation, to negotiate the terms of a license from such Third Party in the applicable country or, countries in the Territory. X4 shall keep Genzyme regularly informed in writing of any such decision to enter into negotiation, and of the outcome thereof. [***].

7.7    Product Trademarks.

7.7.1    Maintenance and Prosecution of Product Trademarks. X4 shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by X4.

7.7.2    Enforcement of Product Trademarks. X4 shall have the right and responsibility for taking such action as X4 deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. X4 shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 7.7.2 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.7.3    Third Party Claims. X4 shall have the right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of such Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. X4 shall bear the costs and expenses relating to any defense commenced pursuant to this Section 7.7.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

7.7.4    Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party. Each Party shall cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 7.7; provided that X4 shall bear the reasonable and documented out-of-pocket costs and expenses incurred by Genzyme in connection with such cooperation.

ARTICLE 8

PHARMACOVIGILANCE AND SAFETY

8.1    Global Safety Database. X4 shall set up, hold, and maintain (at X4’s sole cost and expense) the global safety database for the Licensed Products in the Territory.

8.2    Clinical Trial Register. Notwithstanding anything in this Agreement to the contrary, including ARTICLE 9, X4 shall have the right to disclose on publicly-accessible clinical trial registries the results or summaries of the results of all Clinical Studies for the Licensed Compound or Licensed Products conducted by or under authority of X4 in the Territory or as otherwise required by Applicable Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9

CONFIDENTIALITY AND NON-DISCLOSURE

9.1    Confidentiality Obligations. At all times during the Term [***], each Party shall, and shall cause its Affiliates and, in the case of X4 as the Receiving Party, shall include in each Sublicense agreement an obligation of its Sublicensees to and its and their respective officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or such use is reasonably necessary for the performance of its obligations or the exercise of its rights under this Agreement. “Confidential Information” means any information provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under or in connection with this Agreement, including the terms of this Agreement or any information relating to the Licensed Products (including the Regulatory Documentation and Regulatory Approvals and any information or data contained therein), any Exploitation of the Licensed Products in the Territory or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, Confidential Information shall not include any information that:

9.1.1    is or hereafter becomes part of the public domain through no wrongful act, fault or negligence on the part of the Receiving Party;

9.1.2    can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information;

9.1.3    is subsequently received by the Receiving Party, without confidentiality restrictions, from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or

9.1.4    can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.2    Permitted Disclosures. Each Receiving Party may disclose Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Receiving Party is:

9.2.1    made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law or the requirements of a national securities exchange or other similar regulatory body; provided that the Receiving Party shall first have given notice, to the extent legally permitted, to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to the information that is legally required to be disclosed in response to such court or governmental order;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2.2    made by the Receiving Party to a Regulatory Authority as required in connection with any filing, application or request for Regulatory Approval; provided that reasonable measures shall be taken to obtain confidential treatment of such information;

9.2.3    made by the Receiving Party as necessary to file or prosecute Patent applications pursuant to Section 7.1.1 or Section 7.2.1, as applicable, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement; provided that reasonable measures shall be taken to obtain confidential treatment of such information; or

9.2.4    made by the Receiving Party to advisors, actual or prospective acquirers, merger candidates, actual or prospective investors or funding sources or actual or prospective Sublicensees (with respect to X4 as the Receiving Party), or, with respect to Genzyme as the Receiving Party, investors in connection with a Monetization (and to its and their respective Affiliates, representatives and financing sources); provided that (a) each such Third Party signs an agreement that contains obligations that are substantially similar to the Receiving Party’s obligations hereunder except that the obligations under such agreement may terminate five years after disclosure of the relevant information, and (b) each such Third Party to whom information is disclosed shall (i) be subject to reasonable obligations of confidentiality, (ii) be informed of the confidential nature of the Confidential Information so disclosed, and (iii) agree to hold such Confidential Information subject to the terms thereof.

9.3    Use of Names. Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, insignia, symbol, Trademark of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance, such approval not be unreasonably conditioned, withheld or delayed. The restrictions imposed by this Section 9.3 shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement to its investors, (b) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body or (c) with respect to which written consent has previously been obtained. Further, the restrictions imposed on each Party under this Section 9.3 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 9.

9.4    Press Releases. Neither Party shall issue any press release or other similar public communication relating to this Agreement, its subject matter or the transactions covered by it, or the activities of the Parties under or in connection with this Agreement, without the prior written approval of the other Party, except (a) for communications required by Applicable Law as reasonably advised by the issuing Party’s counsel (provided that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof to the extent legally permitted and the issuing Party shall act in good faith to incorporate any reasonable comments provided by the other Party on such press release or public communication), (b) for information that has been previously disclosed publicly or (c) as otherwise set forth in this Agreement. The Parties agree that X4 may issue a press release to announce the execution of this Agreement, a draft of which shall be provided to and approved by Genzyme.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5    Publications. Each Party acknowledges that the other Party’s personnel may desire to publish in scientific journals or present at scientific conferences scientific, pre-clinical or clinical data derived from research and development related to the Licensed Compounds and Licensed Products conducted in accordance with the terms of this Agreement. Accordingly, no such publication will be submitted and no such presentation shall be made unless a written copy of such proposed publication or presentation is submitted by the Party wishing to publish (“Publishing Party”) to the other Party (“Consulted Party”) [***] before submission for publication or presentation. The Consulted Party shall notify the Publishing Party in writing [***] whether such draft contains (a) information of the Consulted Party which it considers to be Confidential Information, (b) information that if published would have an adverse effect on a patent application covering the subject matter of this Agreement, or (c) information that such Consulted Party reasonably believes would be likely to have a material adverse impact on the Development, Manufacture or Commercialization of a Licensed Product, or the Exploitation of rights retained under Section 2.2.2. In the case of item (a) above, the Publishing Party may not publish Confidential Information of the Consulted Party without its written consent. In the case of item (b) above, the Consulted Party may request a delay and the Publishing Party shall delay such publication or presentation, [***], to permit the timely preparation and filing of a patent application or an application for a certificate of invention covering the information at issue. In the case of item (c) above, if the Publishing Party disagrees with the Consulted Party’s assessment of the impact of the publication or presentation, then the issue shall be resolved pursuant to Section 13.5. X4 and Genzyme will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication.

9.6    Destruction of Confidential Information. Within [***] after the earlier of (a) the expiration of the Term, (b) the termination of this Agreement, or (c) the written request of the Disclosing Party, the Receiving Party shall promptly destroy all documentary, electronic or other tangible embodiments of the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder and any and all copies thereof, and destroy those portions of any documents that incorporate or are derived from the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder, and provide a written certification of such destruction, except that the Receiving Party may retain one copy thereof, to the extent that the Receiving Party requires such Confidential Information for the purpose of performing any obligations or exercising any rights under this Agreement that may survive such expiration or termination, or for archival purposes. Notwithstanding the foregoing, the Receiving Party also shall be permitted to retain such additional copies of or any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

10.1.1    Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.

10.1.2    Consents and Approvals. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

10.1.3    Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation or bylaws of such Party in any material way and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

10.2    Representations, Warranties and Covenants of X4. Neither X4 nor any of its Affiliates has been debarred or is subject to debarment and neither X4 nor any of its Affiliates will use in any capacity, in connection with the activities to be performed under this Agreement, any Person who, to X4’s knowledge after due inquiry, has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. X4 shall inform Genzyme in writing immediately if it or any Person who is performing activities hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of X4’s knowledge, is threatened, relating to the debarment or conviction of X4 or any Person performing activities hereunder.

10.3    Representations and Warranties of Genzyme. Genzyme hereby represents and warrants to X4 that as of the Effective Date:

10.3.1    Genzyme or its Affiliate owns all right, title and interest in and to the Licensed Patents listed on Schedule 1.58, and, to Genzyme’s Knowledge, the Licensed Patents listed in Exhibit 1.58 are the only Patents Controlled by Genzyme that claim (specifically or generically) the composition, method of manufacture or method of use of any Licensed Compound;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3.2    Genzyme has not granted to any Affiliate or Third Party any rights in the Licensed Know-How or Licensed Patents that are inconsistent with the rights granted to X4 under this Agreement;

10.3.3    No Third Party has made or threatened in writing a claim of infringement or misappropriation with respect to the Licensed Compounds;

10.3.4    To Genzyme’s Knowledge, there is no infringement or misappropriation of any Licensed Patent or any Licensed Know-How by any Third Party;

10.3.5    All Licensed Patent Rights listed on Schedule 1.58 are existing and, to Genzyme’s Knowledge, no issued Patents which are part of Licensed Patent Rights listed on Schedule 1.58 are invalid or unenforceable;

10.3.6    There are no claims, judgment or settlements against Genzyme pending, or to Genzyme’s Knowledge, threatened, that invalidate or seek to invalidate the Licensed Patents;

10.3.7    Genzyme is not a party to any agreement with the U.S. Federal government or an agency thereof pursuant to which the U.S. Federal government or such agency provided funding for the development of a Licensed Compound;

For purposes of this Section 10.3, “Genzyme’s Knowledge” means the actual knowledge (without enquiry or investigation) of Genzyme.

10.4    DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10.1 AND SECTION 10.2, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.5    ADDITIONAL WAIVER. X4 AGREES THAT: (A) EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 10.3, THE LICENSED PATENTS AND LICENSED KNOW-HOW ARE LICENSED “AS IS”, “WITH ALL FAULTS” AND “WITH ALL DEFECTS”, AND X4 EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST GENZYME FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE LICENSED PATENTS OR LICENSED KNOW-HOW; (B) GENZYME WILL HAVE NO LIABILITY TO X4 FOR ANY ACT OR OMISSION PRIOR TO THE EFFECTIVE DATE IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENCE OR OTHER HANDLING OF THE LICENSED PATENTS; AND (C) X4 IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE LICENSED PATENTS AND LICENSED KNOW-HOW HAVE APPLICABILITY OR UTILITY IN X4’S CONTEMPLATED EXPLOITATION OF THE LICENSED PRODUCT, AND X4 ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 11

INDEMNITY

11.1    Indemnification of Genzyme. X4 shall indemnify Genzyme, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Genzyme Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by X4 of any representation, warranty, covenant, obligation or agreement made or undertaken by X4 under this Agreement, (b) the gross negligence or willful misconduct on the part of any X4 Indemnitee or (c) the Exploitation of any Licensed Compounds or Licensed Products in the Field by or on behalf of X4, its Sublicensees or any of its or their respective Affiliates; provided that, with respect to any Third Party Claim for which X4 has an obligation to any Genzyme Indemnitee pursuant to this Section 11.1 and Genzyme has an obligation to any X4 Indemnitee pursuant to Section 11.2, each Party shall indemnify each of the Genzyme Indemnitees or the X4 Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party. The foregoing indemnification obligation shall not apply to the extent that the Genzyme Indemnitees fail to comply with the indemnification procedures set forth in Sections 11.3 and 11.4 and X4’s defense of the relevant Claims is prejudiced by such failure.

11.2    Indemnification of X4. Genzyme shall indemnify X4, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “X4 Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Genzyme of any representation, warranty, covenant, obligation or agreement made or undertaken by Genzyme under this Agreement or (b) the gross negligence or willful misconduct on the part of any Genzyme Indemnitee; provided that, with respect to any Third Party Claim for which Genzyme has an obligation to any X4 Indemnitee pursuant to this Section 11.2 and X4 has an obligation to any Genzyme Indemnitee pursuant to Section 11.1, each Party shall indemnify each of the Genzyme Indemnitees or the X4 Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party. The foregoing indemnification obligation shall not apply to the extent that the X4 Indemnitees fail to comply with the indemnification procedures set forth in Sections 11.3 and 11.4 and Genzyme’s defense of the relevant Claims is prejudiced by such failure.

11.3    Notice of Claim. All indemnification claims in respect of a Genzyme Indemnitee or a X4 Indemnitee shall be made solely by Genzyme or X4, as applicable (each of Genzyme or X4 in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for indemnification under Section 11.1 or Section 11.2, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.4    Control of Defense.

11.4.1    Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party [***]. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Genzyme Indemnitee or X4 Indemnitee, as applicable, in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against a Genzyme Indemnitee’s or a X4 Indemnitee’s, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Genzyme Indemnitee or X4 Indemnitee, as applicable, in connection with the Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 11.4.2, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Genzyme Indemnitee or X4 Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless a Genzyme Indemnitee or X4 Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) incurred by the Indemnifying Party in its defense of such Third Party Claim.

11.4.2    Right to Participate in Defense. Without limiting Section 11.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.4.1 (in which case the Indemnified Party shall control the defense) or (c) the interests of the Indemnified Party and any Genzyme Indemnitee or X4 Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles.

11.4.3    Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim that shall not result in any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Genzyme Indemnitee or X4 Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affecting the business, rights, or interests of any Genzyme Indemnitee or X4 Indemnitee, as applicable, in any manner and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify such Genzyme Indemnitee or X4 Indemnitee, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.4.1, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, provided that it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably conditioned, withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by a Genzyme Indemnitee or a X4 Indemnitee that is reached without the prior written consent of the Indemnifying Party. So long as the Indemnifying Party is actively defending or prosecuting any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each Genzyme Indemnitee or X4 Indemnitee, as applicable, does not, admit any liability with respect to or settle, compromise or discharge, such Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed. If the Indemnifying Party does not assume and conduct the defense of a Third Party Claim [***], the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim in any manner the Indemnified Party may deem reasonably appropriate. For clarity, the assumption of the defense of any Third Party Claim by the Indemnified Party in accordance with the preceding sentence shall in no event relieve the Indemnifying Party from its obligations to indemnify and hold harmless the Indemnified Party from all Losses arising from such Third Party Claim.

11.4.4    Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Genzyme Indemnitee or X4 Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Genzyme Indemnitee or X4 Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Genzyme Indemnitees or X4 Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable costs and expenses in connection therewith.

11.4.5    Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prejudice to the Indemnifying Party’s right to contest any Genzyme Indemnitee’s or X4 Indemnitee’s, as applicable, right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify a Genzyme Indemnitee or X4 Indemnitee, as applicable.

11.5    Limitation on Damages and Liability. [***], NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF THE LICENSED PRODUCTS UNDER THIS AGREEMENT, (b) THE USE OF OR REFERENCE TO THE LICENSED PATENTS, LICENSED KNOW-HOW OR REGULATORY DOCUMENTATION OR (c) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

11.6    Insurance. X4 shall, and shall cause its Sublicensees and its and their respective Affiliates to maintain (a) no later than thirty days prior to the anticipated date of First Commercial Sale of a Licensed Product, (i) commercial general liability insurance covering bodily injury and property damage of not less than [***] per occurrence and in the aggregate, and (ii) clinical trials liability insurance coverage with minimum indemnity limits of [***] per occurrence and in the aggregate, and (b) following the First Commercial Sale of a Licensed Product, and thereafter during any period in which X4 has indemnification obligations to Genzyme, (i) commercial general liability insurance covering bodily injury and property damage of not less than [***] per occurrence and in the aggregate, and (ii) products liability/completed operations and clinical trials liability insurance coverage with minimum indemnity limits of [***] per occurrence and in the aggregate. Such policies shall be provided by insurance carrier(s) reasonably acceptable to Genzyme. [***]. If such policies are written on a claims made basis, they shall remain in effect for a minimum period of [***] and shall not be cancelled or subject to a reduction of coverage without the prior written authorization of Genzyme. Upon Genzyme’s written request, X4 shall provide Genzyme with certificate(s) of insurance or certified copies of X4’s insurance policies to evidence the purchase and/or maintenance of such policies. Maintenance of such insurance coverage shall not relieve X4 of any responsibility under this Agreement for damages in excess of insurance limits or otherwise.

ARTICLE 12

TERM AND TERMINATION

12.1    Termination upon Failure to Close the X4 First Financing. [***]. In the event that X4 does not consummate [***], then the Financing Exclusivity Period shall automatically be extended by [***]. In the event that X4 does not [***], as so extended, and the Parties have not otherwise agreed in writing to further extend such period, this Agreement shall immediately terminate and Genzyme shall have no further obligations to X4 with respect to the Licensed Patent and Licensed Know-How and shall be free to negotiate and enter into any agreement with a Third Party concerning the Licensed Patents or the Licensed Know How.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2    Term. This Agreement shall commence on the Effective Date and shall, unless earlier terminated in accordance with this ARTICLE 12, continue (a) with respect to each Licensed Product in each country in the Territory, until the expiration of the Royalty Term for such Licensed Product in such country and (b) with respect to this Agreement in its entirety, until the expiration of the last-to-expire Royalty Term for any Licensed Product in the Territory (such period, the “Term”).

12.3    Termination of this Agreement for Material Breach. In the event that either Party materially breaches this Agreement (such Party, the “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement, in its entirety upon ninety (90) days’ prior written notice (the “Termination Notice Period”) to the Breaching Party, specifying the material breach and its claim of right to terminate, provided that the termination shall not become effective at the end of the Termination Notice Period if the Breaching Party cures the material breach complained of during the Termination Notice Period The Breaching Party may dispute any alleged breach by written notice to the Complaining Party within such ninety-(90) day period, in which case the Complaining Party shall not have the right to terminate this Agreement pursuant to this Section 12.3 unless and until it has been mutually agreed pursuant to Section 13.5 or determined in accordance with Section 13.5 below that this Agreement was materially breached by the Breaching Party, and the Breaching Party fails to comply with its obligations hereunder within ninety (90) days after such mutual agreement or determination, as applicable. Notwithstanding the foregoing, it is understood and agreed that termination of this Agreement pursuant to this Section 12.3 shall in no way limit either Party’s right to seek all remedies available by law and in equity.

12.4    Unilateral Termination Rights.

12.4.1    In the event that X4 or any of its Affiliates anywhere in the Territory, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, reexamination, post grant review, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable (a “Patent Challenge”) (except as required under a court order or subpoena), Genzyme may terminate this Agreement immediately upon written notice to X4. In the event that a Sublicensee of X4 or an Affiliate thereof anywhere in the Territory institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in) a Patent Challenge (except as required under a court order or subpoena), then Genzyme may send a written demand to X4 to terminate such sublicense in the event such Sublicensee fails to withdraw such Patent Challenge or such Patent Challenge is otherwise not dismissed [***]. If such Sublicensee fails to withdraw such Patent Challenge or such Patent Challenge is not dismissed [***], and thereafter, X4 shall terminate such Sublicense [***]. Notwithstanding the foregoing, Genzyme shall not have any termination rights pursuant to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Section 12.4.1 on account of any Patent Challenge that is either (i) a legal or administrative challenge asserted as a counterclaim in an action initiated by or under the authority of Genzyme against X4, its Sublicensees or their respective Affiliates, or (ii) a declaratory action proceeding brought against Genzyme with respect to the validity, patentability or enforceability of any Licensed Patent as a result of Genzyme threatening to bring any action against X4, its Sublicensees, or their respective Affiliates.

12.4.2    X4 may terminate this Agreement in its entirety immediately upon notice to Genzyme for a Material Safety Issue. “Material Safety Issue” shall mean the reasonable belief of X4 or any of its Affiliates’ or Sublicensees’ based upon additional information that becomes available or an analysis of the existing information at any time, that the medical risk/benefit profile of the Licensed Compound or a Licensed Product is so unfavorable that it would be incompatible with the welfare of patients to Develop or Commercialize such Licensed Compound or Licensed Product or to continue to Develop or Commercialize it. In the event of a dispute as to whether a Material Safety Issue exists, the Parties shall resolve the dispute in accordance with Section 13.5, unless the Data Safety Monitoring Board or any institutional Review Board or any Regulatory Authority has recommended to X4 or Genzyme, or their Sublicensees or Affiliates, to terminate an ongoing Clinical Study of the Licensed Compound or Licensed Product or has halted or placed any such ongoing Clinical Study on hold, or a Regulatory Authority has withdrawn or requested that X4 withdraw any applicable Regulatory Approval for a Licensed Product, all of which foregoing circumstances shall be deemed conclusive evidence of the existence of a Material Safety Issue giving rise to X4’s right to terminate under this Section 12.4.2.

12.5    Termination Upon Insolvency. Either Party may terminate this Agreement if, at any time, the other Party (a) files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, (b) is declared insolvent or bankrupt by a court of competent jurisdiction, (c) is served with an involuntary petition against it, filed in any insolvency proceeding that is not dismissed within ninety (90) days after the filing thereof, (d) proposes or is placed in a process of complete liquidation, or (e) makes an assignment of substantially all of its assets for the benefit of its creditors.

12.6    Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by X4 or Genzyme are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code.

12.7    Consequences of Termination.

12.7.1    In the event of a termination of this Agreement for any reason, any Sublicense agreement entered into by X4 as of the effective date of termination shall remain in full force and effect; provided, that, (a) the applicable Sublicensee is not then in breach of its Sublicense agreement with X4 and agrees to be bound to Genzyme as a direct licensee under the terms and conditions of the Sublicense agreement and (b) the Sublicensee promptly enters into appropriate agreements or amendments to the Sublicense agreement to substitute Genzyme for X4 as the licensor thereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.7.2    In the event of a termination of this Agreement for any reason other than as provided in Section 12.7.4, all rights and licenses granted by Genzyme hereunder shall immediately terminate; provided, that, if such termination occurs after the First Commercial Sale of a Licensed Product hereunder, X4 and its Sublicensees and Affiliates shall have the right to continue selling any or all Licensed Product remaining in their inventory for [***], provided that the sale of such remaining inventory will be subject to the royalty obligations set forth in Section 6.5.

12.7.3    Upon termination of this Agreement by Genzyme pursuant to Section 12.3 or 12.4.1, X4 shall promptly, to the extent requested by Genzyme:

(a)    where permitted by Applicable Law, assign to Genzyme all of its right, title and interest in and to, and transfer possession to Genzyme of, all Regulatory Documentation (including, for clarity, Regulatory Approvals) then in its name applicable to any Licensed Product in the Territory;

(b)    notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (a) above;

(c)    grant Genzyme [***], under all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by X4 then in its name that are not assigned to Genzyme pursuant to clause (a) above that are necessary or useful for Genzyme or any of its Affiliates to Exploit any Licensed Compound or Licensed Product in the Field in the Territory and any improvement to any of the foregoing, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement and X4 shall continue to maintain such Regulatory Documentation (including any Regulatory Approvals) unless and until Genzyme notifies X4 that such maintenance is no longer required;

(d)    to the extent requested in writing by Genzyme, grant Genzyme [***], under the X4 Know-How and the X4 Patents, to Exploit Licensed Products in the Field and, following any such termination, the provisions of ARTICLE 7 that apply to Licensed Patents shall survive with respect to such X4 Patents with Genzyme having, with respect to such X4 Patents, the rights and obligations that X4 has with respect to the Licensed Patents; provided, that, the survival of the licenses granted to Genzyme pursuant to this Section 12.7.3(d) shall be subject to [***]. For purposes of this Section 12.7.3(d), the term “X4 Licensed Product” shall mean any Licensed Product that is covered by a Valid Claim of any X4 Patents and for uses or incorporates any X4 Know-How and “Applicable Post-Termination Percentage” means, with respect to each X4 Licensed Product described in this Section 12.7.3(d), (1) if the effective date of termination is [***] with respect to any such X4 Licensed Product in any country in the Territory, [***], (2) if the effective date of termination is [***] with respect to any such X4 Licensed Product in any country in the Territory but [***] with respect to such X4 Licensed Product in any country in the Territory, [***], (3) if the effective date of termination is on or after [***] with respect to any such X4 Licensed Product in any country in the Territory but prior to [***] with respect to any such X4 Licensed Product in any country in the Territory, [***], and (z) if the effective date of termination is [***] with respect to any such X4 Licensed Product in any country in the Territory, [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)    unless expressly prohibited by any Regulatory Authority, transfer control to Genzyme of all Clinical Studies of each Licensed Product being conducted as of the effective date of termination and continue to conduct such Clinical Studies, at Genzyme’s cost and expense, [***] to enable such transfer to be completed without interruption of any such Clinical Study; provided, that, Genzyme shall not have any obligation to continue any Clinical Study unless required by Applicable Law and (ii) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, X4 shall continue to conduct such Clinical Study [***] at Genzyme’s reasonable cost and expense.

(f)    assign (or cause its Affiliates to assign) to Genzyme all Licensed Product Agreements, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement expressly prohibits such assignment or relates to products in addition to the Licensed Product, in which case X4 shall cooperate with Genzyme in all reasonable respects to secure the consent of the applicable Third Party to such assignment and if any such consent cannot be obtained with respect to a Licensed Product Agreement, X4 shall use Commercially Reasonable Efforts at Genzyme’s cost and expense to try to obtain for Genzyme substantially all of the practical benefit and burden under such Licensed Product Agreement, including by (i) pursuing appropriate and reasonable alternative arrangements (such as splitting Licensed Product Agreements non exclusively related to Licensed Products) on terms mutually agreeable to Genzyme and X4 and (ii) subject to the consent and control of Genzyme, pursuing the enforcement, at Genzyme’s cost and expense and for the account of Genzyme, of any and all rights of X4 against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise; [***];

(g)    provide Genzyme with copies of all reports and data generated or obtained by X4 or any of its Affiliates that relate to any Licensed Product that have not previously been provided to Genzyme;

(h)    where permitted by Applicable Laws, assign to Genzyme all right, title, and interest of X4 in each Product Trademark; and

(i)    sell to Genzyme some or all of the inventory of Licensed Compound and/or Licensed Product in possession of X4 and Affiliates as of the termination date, at a price equal to [***].

Except in the event of termination of this Agreement by Genzyme pursuant to Section 12.3, Genzyme shall reimburse X4 for all reasonable, documented out-of-pocket expenses incurred by X4 in performing its obligations under Section 12.7.3(a) to (h).

12.7.4    Upon termination by X4 pursuant to Section 12.3 or 12.5, then: (a) the licenses granted by Genzyme to X4 pursuant to Section 2.1 hereof shall survive on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the Royalty Term

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for each such Licensed Product in each such country, subject to [***]; and (b) each Party shall promptly return or destroy all Confidential Information of the other Party; provided, further that, each Party may retain, subject to ARTICLE 7 hereof, (i) one (1) copy of the Confidential Information of the other Party in its archives for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder and (ii) any Confidential Information of the other Party contained in its laboratory notebooks or databases; and X4 may retain and use Genzyme’s Confidential Information solely in connection with the exercise of its rights set forth in clause (a) of this Section 12.7.4.

12.7.5    Without limiting Genzyme’s rights under other provisions of this ARTICLE 12, in the event of any termination by Genzyme pursuant to Section 12.3 or by X4 pursuant to 12.4.2, X4 shall, at the request and expense of Genzyme, use Commercially Reasonable Efforts to provide Genzyme with such assistance, [***], as is reasonably necessary to effectuate a smooth and orderly transition of any Development, Manufacture and Commercialization activities to Genzyme or its designee so as to minimize any disruption of such activities. Further, upon Genzyme’s request and expense, in the event of any termination by Genzyme pursuant to Section 12.3 or by X4 pursuant to 12.4.2 after the First Commercial Sale of a Licensed Product hereunder, X4 shall provide such technical assistance, [***], as may reasonably be requested to transfer all Manufacturing technology that is or had been used by or on behalf of X4 and its Affiliates in connection with the Manufacture of any Licensed Compound or Licensed Product.

12.8    Accrued Rights; Surviving Obligations.

12.8.1    Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

12.8.2    Survival. Without limiting the foregoing, Article 1, Section 2.6, Section 3.4 (last sentence), Article 6 (with respect to any payment accrued but not paid prior to termination or expiration), Section 6.4.3 (with respect to deferred payments under a Transaction), Section 6.10 (for the length of time specified therein), Section 7.1, Sections 7.3 through 7.5 (with respect to any action or proceeding initiated prior to termination or expiration), Section 7.7 (with respect to any action or proceeding initiated prior to termination or expiration), Article 8, Article 9 (for the length of time specified in Section 9.1), Sections 10.4 and 10.5, Article 11, Sections 12.6 through 12.8 and Article 13 shall survive the termination or expiration of this Agreement for any reason. In addition, upon the expiration, but not an earlier termination, of this Agreement, Section 2.4 shall also survive.

ARTICLE 13

MISCELLANEOUS

13.1    Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of a Force Majeure Event [***] by giving written notice to the other Party stating the nature of such Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. In the event that such suspension of performance [***] and in the absence of such Force Majeure Event such suspension of performance would be a material breach of this Agreement, such other Party shall have the right to terminate this Agreement pursuant to Section 12.3.

13.2    Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on or related to the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.3    Assignment. Neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided that (a) Genzyme may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate, to the purchaser of the Licensed Patents or Licensed Know-How or to its successor entity or acquirer in the event of a merger, consolidation or change in control of Genzyme and (b) X4 may without such consent, [***], assign this Agreement and its rights and obligations hereunder in connection with a Change of Control; provided, further, that in either case ((a) or (b)), the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement and such assignor or transferor shall remain responsible to the other Party for the performance by such assignee or transferee of the rights and obligations of the assigning Party hereunder. Any attempted assignment or delegation in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Genzyme or X4, as the case may be. [***].

13.4    Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal, or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Applicable Law and if the rights or obligations of either Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal, or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

13.5    Dispute Resolution. If a dispute arises between the Parties in connection with the interpretation, validity or performance of this Agreement or any document or instrument delivered in connection herewith, then either Party shall have the right to refer such dispute to the Executive Officers for attempted resolution by good faith negotiations during a period of [***]. Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties. If such Executive Officers are unable to resolve such dispute within such [***] period, either Party shall be free to institute litigation in accordance with Section 13.6 and seek such remedies as may be available. Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to institute litigation in accordance with Section 13.6 immediately if litigation is necessary to prevent irreparable harm to that Party.

13.6    Governing Law, Jurisdiction, Venue and Service.

13.6.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of [***], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.6.2    Jurisdiction. Subject to Section 13.5 and Section 13.10, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of [***] for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

13.6.3    Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of [***], and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13.6.4    Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 13.7.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.7    Notices.

13.7.1    Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the third Business Day (at the place of delivery) after deposit with an internationally recognized delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.7 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.7.2    Address for Notice.

If to X4, to:

X4 Pharmaceuticals, LLC

281 School Street,

Belmont, MA 02478

Attention: CEO

Facsimile: +001 801 285 7570

E-Mail: pmragan@gmail.com

with a copy to (which shall not constitute notice):

Mintz Levin

One Financial Center

Boston, MA 02111

Attention: John Cheney

Facsimile: (617) 542-2241

E-Mail: jjcheney@mintz.com

If to Genzyme, to:

Genzyme Corp.

500 Kendall Street,

Cambridge, MA 02142

Attention: General Counsel

Facsimile: + 1 617 768 6938

E-Mail: tracey.quarles@genzyme.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy to (which shall not constitute notice):

Sanofi – Legal Operations

54 rue la Boétie

75008 Paris

France

Attention: Vice President, Legal Operations

Facsimile: +33 (0) 1 5377 4048

E-Mail: jose.ferrer@sanofi.com

13.8    Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby, including that certain Material Transfer Agreement dated 11 February 2014 between X4 and Sanofi, an Affiliate of Genzyme. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.9    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.10    Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in ARTICLE 9 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of ARTICLE 9 may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of ARTICLE 9, the non-breaching Party shall be entitled to seek to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Nothing in this Section 13.10 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.11    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.12    No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

13.13    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.14    Relationship of the Parties. It is expressly agreed that Genzyme, on the one hand, and X4, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Genzyme, on the one hand, nor X4, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so, such consent not to be unreasonably conditioned, withheld or delayed. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.15    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

13.16    References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule means references to such Article, Section or Schedule of this Agreement, (b) references in any section to any clause are references to such clause of such section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

13.17    Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

[SIGNATURE PAGE FOLLOWS.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

GENZYME CORP		X4 PHARMACEUTICALS, LLC.

By:	/s/ Constantine Chinoporos	By:	/s/ Paula Ragan, PhD
	Name: Constantine Chinoporos		Name: Paula Ragan, PhD
	Title: Vice President		Title: Managing Partner

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.57

Licensed Know-How

[Attached]

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.58

Licensed Patents

[Attached]

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.56

Licensed Compound

Licensed Compound Designation	[***]
AMD11070 (ph1)	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1.2

Development Plan

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.2.1

Regulatory Documents Assigned by Genzyme to X4

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.